Exhibit 10(h)


                             THOMAS INDUSTRIES INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                   (as amended and restated February 5, 1997)



                                    ARTICLE I
                                     GENERAL

1.1  Purpose.

     Thomas Industries Inc., a Delaware corporation (the "Company"), hereby adopts this Thomas Industries Inc. Nonemployee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to increase the stock ownership of nonemployee directors and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through automatic, nondiscretionary grants of Options (as defined in Article II).

1.2  Participation.

     Only directors who have not been for at least one year an employee or officer of the Company or any subsidiary of the Company at the time a grant is made shall be eligible to receive grants under the Plan.


1.3  Shares Subject to The Plan.

     Shares of stock covered by grants under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's common stock or such other shares as may be substituted pursuant to Section 3.2 ("Common Stock").
The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 250,000 (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan. No fractional shares shall be issued.

1.4  Gender and Number.

     Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                   ARTICLE II
                                  STOCK OPTIONS

2.1  Grant of Stock Options.

     Effective on the date of each annual meeting of the shareholders of the Company at which Directors are elected ("Annual Meeting") commencing with the Annual Meeting in 1994, each Director then in office will automatically be awarded a stock option (an "Option") under the Plan to purchase 2000 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. The Options are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

2.2  Stock Option Certificates.

     The grant of an Option shall be evidenced by a certificate executed by an officer of the Company.

2.3  Option Price.

     The purchase price of Common Stock under each Option (the "Option Price") granted as of the Annual Meeting shall be the Fair Market Value of the Common Stock as of the date of the Annual Meeting.

2.4  Exercise and Term of Options.

     (a) Options may be exercised by the delivery of written notice of exercise and the Option Price for the shares to be purchased to the Corporate Secretary of the Company. The Option Price shall be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Company to do so may result in a possible violation of law, by delivery of Common Stock already owned by the Director valued at Fair Market Value on the date of exercise. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Director a certificate or certificates representing the acquired shares of Common Stock.

     (b) Each Option may be exercised at any time after the date it is granted until (subject to Section 3.1) the first to occur of the tenth anniversary of the date such Option was granted or the second anniversary of the date the Director ceases to be a Director (whether by death, disability, retirement or resignation). In the event of the death of a former Director prior to the exercise of any Option which were then exercisable, such Options may be exercised as provided in Section 3.1 until the second anniversary of the date the former Director ceased to be a Director.


                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

3.1  Non Transferability; Beneficiaries.

     No Option granted under the Plan shall be transferable by the Director otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All grants shall be exercisable during the Director's lifetime only by the Director or his personal representative. Any transfer contrary to this Section 3.1 will nullify the Option. In the event of a Director's death prior to the exercise of any Options which were then exercisable, such Options may be exercised by the Director's beneficiary, designated as provided below, or, in the absence of any such designation, his estate. Each Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options and receive such certificates. Each designation will revoke all prior designations by such Director, will be in writing and will be effective only when filed with the Corporate Secretary of the Company during his lifetime. Notwithstanding the foregoing, the Board of Directors may permit the transferability of an Option by a Director solely to members of the Director's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Board of Directors.

3.2  Adjustments Upon Certain Changes.

     In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Company, the Board of Directors of the Company ("Board of Directors") shall, in order to prevent the dilution or enlargement of rights under Options make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the Option Prices specified therein as may be required to prevent such dilution or enlargement. In the event fractional shares would otherwise result from any such adjustment, the number of shares so authorized and covered and the prices thereof shall be further adjusted so as to eliminate such fractions.

3.3  Amendment, Suspension and Termination of Plan.

     (a) The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed (a) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Directors under the Plan or (d) extend the termination date of the Plan. No such amendment, suspension, or termination shall (x) impair the rights of Directors under any outstanding Options without the consent of the Directors affected thereby or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

     (b) The provisions of Sections 2.1 and 2.3 may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, and the rules thereunder.

3.4  Definition of Fair Market Value.

     The term "Fair Market Value" as it relates to Common Stock on any given date means (a) the closing sales prices of the Company's Common Stock as reported by the Company Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (b) if the Common Stock is not listed on an domestic stock exchange, the closing sales price of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices are so reported; or (c) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous date on which so reported; or (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Board of Directors.

3.5  Plan Not Exclusive.

     The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Directors.

3.6  Listing, Registration and Legal Compliance.

     Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any shares of Common Stock or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the grant of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Company may at any time impose any limitations upon the exercise, of any Option which, in the opinion of the Board of Directors, are necessary or desirable in order to cause the Plan or any other plan of the Company to comply with Rule 16b-3. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

3.7  Rights of Directors.

     Nothing in the Plan shall confer upon any Director any right to serve as a Director for a period of time or to continue his present or any other rate of compensation.

3.8  Requirements of Law; Governing Law.

     The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

3.9  Effective Date.

     The Plan was approved by the shareholders of the Company on April 21, 1994 and amended and restated by the Board of Directors on February 5, 1997. No grants shall be made hereunder after April 21, 2004.



                             THOMAS INDUSTRIES INC.
                    SUPPLEMENT NO. 1 TO NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN
                          (EFFECTIVE FEBRUARY 5, 1997)


PURPOSE

     The purpose of this Supplement is to increase the stock ownership of Nonemployee Directors by enabling them to elect to receive their retainer and meeting fees in shares of the Company's Common Stock and by allowing them to defer receipt of those shares until termination of service on the Board.

ELECTION TO RECEIVE RETAINER AND MEETING FEES IN STOCK

RETAINER

     A Director may elect to receive quarterly retainer fees in shares of Company Common Stock. The election will entitle the Director to receive, on each scheduled quarterly retainer payment date, a number of shares of Common Stock determined by dividing the retainer fee for that quarter by the average closing price of a share of Common Stock for the five business days immediately preceding the scheduled quarterly retainer payment date.

MEETING FEES

     Each Director may also elect to receive any meeting fees earned in a quarter in shares of Company Common Stock. The election will entitle the Director to receive, on each scheduled quarterly meeting fees payment date, a number of shares of Common Stock determined by dividing the meeting fees for that quarter by the average closing price of a share of Common Stock for the five business days immediately preceding the scheduled quarterly meeting fees payment date.

FRACTIONAL SHARES

     Any fraction of a share shall be disregarded and the remaining amount of the retainer or meeting fees shall be paid in cash on the respective scheduled quarterly payment date.

METHOD OF ELECTION

     An election to receive fees in shares must be in writing and delivered to the Chief Financial Officer of the Company before the first day of a quarterly retainer period, except that the election for the first quarter of 1997 must be made prior to February 15, 1997. An election shall be effective for subsequent retainer periods until terminated by the Director by 30 days written notice to the Chief Financial Officer of the Company.

ELECTION TO DEFER SHARES

TERMS OF DEFERRAL

     A Director who elects to receive retainer or meeting fees in shares of Company Common Stock may elect to defer receipt of such shares (including any fractions) until termination of the Director's service as a member of the Board of Directors of the Company. An election to defer shares must be made in writing and delivered to the Chief Financial Officer of the Company before the first day of a quarterly retainer period except that the election for the first quarter of 1997 must be made prior to February 15, 1997. Any election to defer receipt of shares shall be effective for subsequent periods until terminated by the Director by 30 days prior written notice to the Chief Financial Officer of the Company, but any such termination shall have no effect on shares previously deferred.

DIVIDENDS DURING DEFERRAL PERIOD

     If the Company pays a dividend with respect to its Common Stock during the deferral period, the number of deferred shares then credited to each electing Director will be increased by a number of shares (including fractions) equal to
(a) the cash dividend the Director would have received had the Director actually owned the deferred shares then credited to his or her account divided by (b) the closing price of a share of Common Stock on the dividend payment date.

DELIVERY OF DEFERRED SHARES

     A Director may elect to receive delivery of deferred shares either in a single delivery on the first business day of the calendar year following the year of termination of service on the Board or in five annual installments commencing on that date and continuing on the next four anniversaries of that date. Any fraction of a share shall be paid in cash. An election with respect to the delivery of deferred shares may be amended by the Director from time-to-time, but not later than six months prior to the date of the Director's termination of service on the Board.

DEATH OF DIRECTOR

     In the event of the death of the Director, any deferred shares shall be delivered in a lump sum to the designated beneficiary of the Director or the Director's estate in the absence of such a designation.

CHANGE IN CONTROL

     If there is a change in control of the Company, all deferred shares shall be delivered immediately to the Director as soon as possible after the change in control. For these purposes, change in control is defined in Exhibit A attached to this Supplement.

STOCK CHANGES

     In the event of a stock dividend, stock split or other transaction in which the Company changes the number of its shares of Common Stock without new consideration to the Company, the number of deferred shares credited to each Director shall be changed in proportion to the change in the Company's shares.

     In the case of any merger, consolidation or combination of the Company with or into another corporation as defined in Section 10(c) of the 1995 Incentive Stock Plan other than a transaction which constitutes a change in control, any deferred shares shall be converted into the Acquisition Consideration as defined in Section 10(c) of the 1995 Plan.

UNFUNDED OBLIGATION

     The Company's obligation with respect to deferred shares shall not be secured or funded in any manner. Nothing contained herein shall give any Director any rights that are greater than those of a general creditor of the Company.

NONASSIGNABILITY

     A Director will have no right to anticipate any delivery of shares to be made pursuant to this Supplement or to alienate, dispose or encumber any of the Director's rights with respect to deferred shares. The Company will not recognize any assignment or alienation of the deferred shares either in whole or in part, nor shall any deferred shares be subject to attachment, garnishment or execution following judgment or other legal process.

                                                                       Exhibit A


          A change of control of the Company shall be deemed to occur upon the happening of any of the following:

          (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period;

          (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or

          (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.